UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 20, 2012

CHC Helicopter S.A.

(Exact name of registrant as specified in its charter)

Luxembourg	333-179072	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4740 Agar Drive Richmond, British Columbia Canada		V7B 1A3
(Address of principal executive offices)		(Zip Code)

(604) 276-7500

(Registrant’s telephone number, including area code)

NA

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 20, 2012, CHC Helicopter S.A. (the “Company” or “CHC”) was informed by the U.K. Government Department for Transport that it would not be invited to submit final tenders (ISFT) for the country’s national search and rescue (“SAR”) helicopter service contract. The reason provided by the Department for Transport was that CHC’s price, at phase 3 of 5 phases, was not within 20% of the lowest bidder. This was a technical pass/fail criterion in the bidding process in order to remain in the competition.

The Company believes the Department for Transport’s decision was unrelated to the Company’s capabilities and effectiveness in SAR helicopter services. The Company will continue to deliver high-quality U.K. Interim SAR services at Lee-on-Solent, Portland, Sumburgh and Stornaway until June 2012, and on the follow on U.K. Gap SAR contract at Lee-on-Solent and Portland awarded in January 2012, which will last from July 2012 until April 2017.

The bidding process followed by CHC was professional, disciplined, and thorough and reflected the need for the Company to recognize an adequate return on its contracts. Management believed that its final proposal would have provided a robust, high-quality solution; unique capabilities; and great value for the U.K. Government and general public.

CHC’s existing oil and gas business, which accounts for approximately 80% of annual revenue, is unaffected by this development. Furthermore, CHC has not made any of its capital allocation or asset procurement decisions assuming an award of any part of this contract. This decision has no impact on CHC’s debt or asset utilization going forward.

The information contained in this report is “furnished” but not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Cautionary Note on Forward Looking Statements:

This Current Report on Form 8-K contains forward-looking statements and information within the meaning of certain securities laws, including the “safe harbor” provision of the United States Private Securities Litigation Reform Act of 1995 and any applicable Canadian securities legislation. All statements, other than statements of historical fact, included in this Current Report on Form 8-K regarding our strategy, future operations, projections, conclusions, forecasts and other statements are “forward-looking statements”. While these forward-looking statements represent our best current judgment, the actual results could differ materially from the conclusions, forecasts or projections contained in the forward-looking information. Certain material factors or assumptions were applied in drawing a conclusion or making a forecast or projection in the forward-looking information contained herein. Such factors include, but are not limited to, the following: exchange rate fluctuations, industry exposure, inflation, inability to enter into new contracts or the loss of existing contracts, inability to maintain government issued licenses, inability to obtain necessary aircraft or insurance, competition, political, economic and regulatory uncertainty, loss of key personnel, work stoppages due to labor disputes, accidents, mechanical failures, regulatory actions and future material acquisitions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. The Company disclaims any intentions or obligations to update or revise any forward-looking information, whether as a result of new information, future events or otherwise. Please refer to our annual report on Form 10-K, our quarterly report on Form 10-Q, and other filings, in particular any discussion of risk factors or forward-looking statements, which are filed with the SEC and available at the SEC’s website (www.sec.gov), for a full discussion of the risks and other factors that may impact any estimates or forward-looking statements made herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHC Helicopter S.A.

By:	/s/ Russ Hill
Name:	Russ Hill
Title:	Authorized Signatory

Date: December 21, 2012